Sussex Bancorp	Contact: Candace Leatham
200 Munsonhurst Rd., Rt. 517	Executive Vice President
Franklin, NJ 07416	& CFO
(973) 827-2914

SUSSEX BANCORP ANNOUNCES DIVIDEND

FRANKLIN, NEW JERSEY – January 10, 2008 – Sussex Bancorp (NASDAQ: “SBBX”) announced today that its Board of Directors declared a cash dividend of $0.07 per share, payable on February 19, 2008 to shareholders of record as of February 1, 2008.

Mr. Donald Kovach, President and Chief Executive Officer of the Company stated “This cash dividend evidences the Board’s continuing commitment to provide value to our shareholders.”

Sussex Bancorp is the holding company for the Sussex Bank, a New Jersey chartered commercial bank operating through eight branches in Andover, Augusta, Franklin, Montague, Newton, Sparta, Vernon and Wantage in  Sussex County, New Jersey and two in Port Jervis and Warwick,  Orange County, New York.  Sussex Bancorp is also the parent of  Tri-State Insurance Agency Inc, a full service insurance agency located in Augusta, New Jersey.